EXHIBIT 99.1

BLUE EARTH SUCCESSFULLY CONCLUDES AGREEMENT  FOR EXCLUSIVE PRIVATE LABEL AND MANUFACTURING RIGHTS TO PATENTED LIGHTING CONTROLS TECHNOLOGY

Shareholder conference call set for May 26, 2011 at 4:15 PM, EST

Henderson, Nevada, May 19, 2011--Blue Earth, Inc. (OTCBB: BBLU) is pleased to announce that it closed an agreement to acquire, for restricted common stock (150,000 shares), cash ($100,000) and a 4% royalty on gross profits, the exclusive private label and manufacturing rights to an innovative and patented lighting controls technology.

A shareholder conference call is scheduled on May 26, 2011 at 4:15 PM, EST. The call in number and access code are (877) 941-0843, conference ID is 4443286.

The technology is based on distributed intelligence that embeds a microprocessor to control the “switch” inside a fluorescent ballast. The microprocessor controls each individual fluorescent tube in either an “on/off” state using the existing wall switch to send instructions to the “smart ballast” which controls the on/off state of each tube. As important, each fluorescent tube can be optionally controlled by a wireless device, including a computer, which can control a network of lights in any given facility. The energy cost savings realized are immediate and long term.

The distribution partner, SwitchGenie, LLC has purchase orders to deliver the patented switch ballast which will be exclusively manufactured by Blue Earth Energy Management, Inc. (“BEEM”), a wholly-owned subsidiary of Blue Earth. The SwitchGenie ballast, manufactured by BEEM and sold by SwitchGenie, LLC, will utilize the MODBUS protocol. The MODBUS protocol is an application layer messaging protocol for client/server communication between devices connected on different types of networks.

 The switch ballasts manufactured and distributed by BEEM under the Blue Earth exclusive private label, will utilize a different application messaging protocol that is currently used by millions of devices.  Future updates will be provided regarding the application and market opportunities.

“We are excited about the opportunities our partnering with Blue Earth will bring” stated Mr. Jim Loughrey, Founder and President of Switch Genie, LLC and Link, Inc. “ We have spent several years in developing, protecting and commercializing this innovative, energy saving, lighting controls technology. We can now supply our customers, with state-of-the-art products, in larger quantities, that will bring immediate and long term energy cost savings to their bottom line.” Mr. Loughrey an entreprenuer and inventor has 42 years of experience in the lighting and lighting controls industry.

The lighting controls market in North America and Europe is projected to reach $3.8 billion by 2015, according to a report by Global Industry Analysts, Inc. Ballasts represent the largest product segment of the lighting controls market in both North American and European lighting controls markets. The Electrical Power Research Institute (EPRI) estimates only seven percent of the U.S. commercial and industrial lighting market have installed lighting control systems of any kind, including retrofitted light fixtures, various dimming systems and building automation products with global penetration around three to five percent.

 “Lighting controls are essential components of energy efficient lighting systems” stated Dr. Johnny R. Thomas, CEO of Blue Earth, Inc. “The patented switch ballast technology is expected to enable Blue Earth to establish a growing presence in the lighting controls sector, due to its ease of installation, scalability, cost effectiveness and energy savings to our customers.”

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency, water and wastewater sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:
Blue Earth, Inc.
John C. Francis
VP, Corporate Development & Investor Relations
(702) 630-2345
jfrancis@blueearthinc.com

Liviakis Financial Communications, Inc.
Michael Bayes
(415)-389-4670
Michael@Liviakis.com
www.liviakis.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.